EXHIBIT 3.266
LIMITED LIABILITY COMPANY AGREEMENT
OF
LAS CRUCES MEDICAL CENTER, LLC
This Limited Liability Company Agreement of Las Cruces Medical Center, LLC, effective as of October 23, 2000 (this “Agreement”), is entered into by Triad Hospitals Holdings, Inc., as the sole member (the “Member”).
WHEREAS, the Member desires to form a limited liability company under and subject to the laws of the State of Delaware for the purpose described below; and
WHEREAS, the Member desires to enter into this Agreement to define formally and express the terms of such limited liability company and its rights and obligations with respect thereto.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et. seq..), as amended from time to time (the “Act”), and hereby agrees as follows:
1. Name. The name of the limited liability company formed hereby is Las Cruces Medical Center, LLC (the “Company”).
2. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, carrying on any lawful business, purpose or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.
3. Registered Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.
5. Member and Capital Contribution. The name and the business address of the Member and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company are set forth on Schedule A attached hereto and shall be listed on the books and records of the Company. The managers of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional capital contributions to the Company,
6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for

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the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. Michael L. Silhol and Donald P. Fay are hereby designated authorized persons, within the meaning of the Act, to execute, deliver and file the Certificate of Formation of the Company, and to execute, deliver and file any amendments and/or restatements to the Certificate of Formation of the Company and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The Member hereby designates the following persons to serve as managers [in the capacity set forth after their names], each until such person’s successor shall have been duly appointed or until such person’s earlier resignation or removal:

James D. Shelton	President and Chief Executive Officer
Michael J. Parsons	Executive Vice President and Chief Operating Officer
Burke W. Whitman	Executive Vice President and Chief Financial Officer
Donald P. Fay	Executive Vice President and Secretary
Michael L. Silhol	Vice President and Assistant Secretary
The managers of the Company shall have such authority and perform such duties in the management of the Company as may be determined by the Member or as provided herein or under the Act to one or more managers.
7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
8. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
10. Resignation, The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
11. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquiror.
12. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of this Agreement or a counterpart of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.

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13. Liability of Member and Managers. Neither the Member nor any manager shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
14. Indemnification. The Company shall indemnify and hold harmless each manager and the Member and its partners, stockholders, officers, directors, managers, employees, agents and representatives and the partners, stockholders, officers, directors, managers, employees, agents and representatives of such persons to the fullest extent permitted by the Act.
15. Amendment. This Agreement may be amended from time to time with the consent of the Member.
16. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware,
IN WITNESS WHEREOF, the undersigned has executed this Limited Liability Company Agreement on the 23rd day of October, 2000.
TRIAD HOSPITALS HOLDINGS, INC.
By /s/Donald P. Fay
Donald P. Fay
Executive Vice President

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SCHEDULE A

Member and		Limited Liability
Business Address	Capital Contribution	Company Interest
Triad Hospitals Holdings, Inc. 13455 Noel Road, Suite 2000 Dallas, Texas 75240 Attn: General Counsel	Funds necessary to allow the Company to purchase land and equipment to commence construction of and eventual operation of an acute care hospital in Las Cruces, NM.	100%

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AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
LAS CRUCES MEDICAL CENTER, LLC
This Amended and Restated Limited Liability Company Agreement of Las Cruces Medical Center, LLC, effective as of December 21, 2004 (this “Agreement”), is entered into by Triad Hospitals, Inc., a Delaware corporation, as the sole member of the Company (the “Member”).
WHEREAS, the Member desires to amend and restate the Limited Liability Company Agreement of the Company, dated effective as of October 23, 2000.
NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the Member hereby agrees as follows:
1. Name. The name of the limited liability company is Las Cruces Medical Center, LLC (the “Company”).
2. Purpose. The purpose of, and the nature of the business to be conducted and promoted by the Company is, to carry on any lawful business, purpose or activity for which limited liability companies may be formed under the Delaware Limited Liability Company Act (6 Del. C. § 18-101. et. seq.), as amended from time to time (the “Act”), and to engage in any and all activities necessary or incidental to the foregoing.
3. Registered Office and Principal Office. The address of the registered office of the Company in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle. The Principal Office of the Company shall be at 5800 Tennyson Parkway, Plano, Texas 75024, County of Collin, which shall also be the office at which Certificates for Interest of the Company are surrendered.
4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle.
5. Member and Capital Contribution. The name and the business address of the Member are set forth on Schedule A attached hereto and the amount of cash or other property contributed or to be contributed by the Member to the capital of the Company shall be listed in the books and records of the Company. The Officers (hereinafter defined) of the Company shall be required to update the books and records, and the aforementioned Schedule, from time to time as necessary to accurately reflect the information therein.
The Member shall not be required to make any additional contributions of capital to the Company, although the Member may from time to time agree to make additional contributions to the Company.

6. Powers. The Company shall be managed exclusively by the Member (the “Managing Member”). The Managing Member shall have all powers necessary, useful or appropriate for the day-to-day management and conduct of the Company’s business including, if advisable, the power to delegate to agents pursuant to Section 18-407 of the Act. All instruments, contracts, agreements and documents providing for the acquisition, mortgage or disposition of property of the Company shall be valid and binding on the Company if executed by any of the officers of the Managing Member, or by any of the Officers of the Company. The Managing Member has determined that it is advisable to appoint the following officers of the Company, each of which shall have the authority specified below and the authority to execute and deliver on behalf of the Company any documents that such officers deem necessary in furtherance of the purposes of the Company set forth above.
The officers of the Company (each an “Officer”) shall consist of a President, one or more Vice Presidents (who may be designated as Executive or Senior Vice Presidents), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, a Controller, a General Counsel and one or more Associate General Counsels. The Managing Member shall have the right and power to remove and replace any Officer with or without cause and, in general, shall be vested with full power, control and discretion over the appointment of Officers subsequent to the date hereof. As of the date hereof, the Managing Member hereby appoints the Officers set forth on Exhibit B hereto; and each person who may previously have been designated as an agent or officer of the Company is hereby removed from such office or designation, except to the extent such person shall have been re-appointed to such office as shown on Exhibit B.
The powers and duties of the Officers shall be as follows:
The President. The President shall have, subject to the supervision, direction and control of the Managing Member, the general powers and duties of supervision, direction and management of the affairs and business of the Company usually vested in the president of a corporation, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Company.
The Vice Presidents. Each Vice President (including Vice Presidents designated as Executive or Senior Vice Presidents) shall have such powers and perform such duties as may from time to time be assigned to him or her by the Managing Member or the President.
The Secretary and the Assistant Secretaries. The Secretary (or any Assistant Secretary, if at the direction of the Secretary, or in his or her absence) shall attend meetings of the Company and record all votes and minutes of all such proceedings in a book kept for such purpose. He or she shall have all such further powers and duties as generally are incident to the position of a secretary of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Treasurer and Assistant Treasurers. The Treasurer (or any Assistant Treasurer, if at the direction of the Treasurer, or in his or her absence) shall have custody of the Company’s funds, cash, securities and other property and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Treasurer. The Treasurer shall have such other powers and perform such other duties that generally are incident to the position of a treasurer of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The Controller. The Controller shall maintain adequate records of all assets, liabilities, income, expenses and transactions of the Company and shall see that adequate audits thereof are currently and regularly made. The Controller shall have such other powers and perform such other duties that generally are incident to the position of a controller of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
The General Counsel and Associate General Counsel. The General Counsel (or any Associate General Counsel, if at the direction of the General Counsel, or in his or her absence) shall be the chief legal officer of the Company. The General Counsel shall have such powers and perform such duties that generally are incident to the position of a general counsel of a corporation or as may from time to time be assigned to him or her by the Managing Member or the President.
7. Dissolution. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (a) the written consent of the Member or (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
8. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated to the Member.
9. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.
10. Resignation. The Member shall not resign from the Company (other than pursuant to a transfer of the Member’s entire limited liability company interest in the Company to a single substitute member, including pursuant to a merger agreement that provides for a substitute member pursuant to the terms of this Agreement) prior to the dissolution and winding up of the Company.
11. Assignment and Transfer. The Member may assign or transfer in whole but not in part its limited liability company interest to a single acquirer. In addition, to effectively transfer an interest in accordance with this Agreement, the relevant Certificate for Interest or Certificates for Interest must be surrendered or presented at the Company’s principal office. Whenever any such Certificate for Interest is so surrendered or presented for transfer, if such transfer otherwise complies with and satisfies the terms of this Agreement, the Managing Member or an Officer shall cause one or more new Certificates for Interest to be issued by the Company in the name of the designated assignee or assignees. All Certificates for Interest presented or surrendered for transfer shall be canceled or destroyed by the Managing Member or an Officer. By acceptance of a

Certificate for Interest, each assignee shall be deemed to have agreed to be bound by this Agreement.
Every Certificate for Interest presented or surrendered for transfer shall be duly endorsed and be accompanied by a written instrument of transfer duly executed by the assignor and the assignee thereof substantially in the form attached hereto as Exhibit C or in a form otherwise reasonably satisfactory to the Managing Member.
12. Admission of Substitute Member. A person who acquires the Member’s entire limited liability company interest by transfer or assignment shall be admitted to the Company as a member upon the execution of (x) this Agreement or a counterpart of this Agreement or (y) an instrument substantially in the form attached hereto as Exhibit C or in a form otherwise reasonably satisfactory to the Managing Member pursuant to which such person agrees to be bound by the provisions of this Agreement and thereupon shall become the “Member” for purposes of this Agreement.
13. Liability of Member, Managers or Officers. Neither the Member nor any manager or Officer shall have any liability for the obligations or liabilities of the Company except to the extent provided herein or in the Act.
14. Indemnification. To the fullest extent permitted by the Act the Company shall indemnify and hold harmless each manager, Officer, and the Member and their respective partners, shareholders, officers, directors, managers, employees, agents and representatives and the partners, shareholders, officers, directors, managers, employees, agents and representatives of such persons.
15. Certificate(s) for Interest. The interests in the Company of the members shall be evidenced by certificates in the form of Exhibit D hereto, with such changes thereto as may be approved by the Managing Member (the “Certificates for Interest”). The Certificates for Interest shall constitute “securities” and “certificated securities” governed by, and within the meaning of, Article 8 of the Uniform Commercial Code (as in effect from time to time in the State of Delaware and any other applicable jurisdiction).
Upon receipt of written notice or other evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Certificate for Interest and, in the case of any such loss, theft or destruction, upon receipt of the Member’s unsecured indemnity agreement, or in the case of any other holder of a Certificate for Interest or Certificates for Interest, other indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender or cancellation of such Certificate for Interest, the Managing Member, on behalf of the Company, will make and deliver a new Certificate for Interest, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Certificate for Interest.
The Company shall cause to be kept at the Company’s principal office an accurate ledger in which the Managing Member shall provide for the issuance and registration of interests in the Company and any transfers of them, which such ledger shall constitute conclusive evidence as to the identity of the Members. The Company shall update such ledger from time to time as may be necessary to reflect the issue of any interests and the assignment of such interests.
16. Amendment. This Agreement may be amended from time to time with the consent of the Member.
17. Goveming Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the undersigned has executed this Agreement effective for all purposes as of the date first above written.
TRIAD HOSPITALS, INC.
By: /s/Donald P. Fay
Donald P. Fay
Executive Vice President

SCHEDULE A

Member and	Limited Liability
Business Address	Company Interest
Triad Hospitals, Inc.	100%
5800 Tennyson Parkway
Plano, Texas 75024

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EXHIBIT B
[List of Officers]

Name:	Title:
James D. Shelton	President
Donald P. Fay	Executive Vice President, General Counsel
and Secretary
Daniel J. Moen	Executive Vice President
Burke W. Whitman	Executive Vice President
Marsha D. Powers	Senior Vice President
Thomas H. Frazier, Jr.	Senior Vice President
W. Stephen Love	Senior Vice President and Controller
James R. Bedenbaugh	Senior Vice President and Treasurer
Rebecca Hurley	Senior Vice President, Associate General Counsel and Assistant Secretary
Robert P. Frutiger	Vice President
James B. Shannon	Vice President
Rosland F. McLeod	Vice President and Assistant Secretary
Holly J. McCool	Assistant Treasurer

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EXHIBIT C
Form of Assignment and Assumption Agreement
ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS AGREEMENT (this “Agreement”) is made and entered into between                                        , (“Assignor”) and                                          (“Assignee”), to be effective as of                     .
RECITALS
WHEREAS, Assignor is the sole member in Las Cruces Medical Center, LLC, a Delaware limited liability company (the “Company”); and
WHEREAS, Assignor desires to transfer and assign its member interest in the Company (the “Member Interest”) to Assignee, and Assignee desires to accept the Member Interest.
NOW, THEREFORE, the parties agree as follows:
1. Assignment of Rights, Title and Interests. Assignor hereby assigns, transfers and conveys to Assignee, its successors and assigns, and Assignee hereby accepts, all of Assignor’s right, title and interest in and to Assignor’s Member Interest in the Company.
2. Assumption of Liabilities. As consideration for the transfer of the Member Interest pursuant to Section 1 above, Assignee hereby assumes all the liabilities and obligations of Assignor relating to the Member Interest, and accepts and agrees to be bound by the provisions of the Amended and Restated Limited Liability Company Agreement of the Company, dated effective as of December 21, 2004, as such may be amended, restated or supplemented from time to time.
3. Deliveries. Each of Assignor and Assignee agrees, at any time and from time to time, upon the request of the other party, to do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all further documents necessary or desirable to effect and complete the transactions contemplated by this Agreement.
4. Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the matters provided for herein, and supercedes any previous agreements and understandings between the parties with respect to the subject matter of this Agreement.
5. Amendments. Any amendment to or waiver of any provision of this Agreement shall be in writing and executed by both parties hereto and their respective successors and assigns.
6. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

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7. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together shall constitute one and the same instrument.
8. Third Party Beneficiaries. This Agreement does not, and may not be deemed to, confer any right or remedy upon any person other than the parties to this Agreement and their respective successors and permitted assigns.
9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives to be effective as of the date first above written.

Assignor:	Assignee:

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EXHIBIT D
Form of Certificate for Interest
CERTIFICATE FOR INTEREST
IN
LAS CRUCES MEDICAL CENTER, LLC

No.	[Date]
Las Cruces Medical Center, LLC, a Delaware limited liability company (the “Company”), hereby certifies that ___(the “Holder”) is the registered holder of 100% of the membership interests in the Company, which membership interests are represented by this Certificate. The rights and limitations of the membership interests evidenced hereby are set forth in the Amended and Restated Limited Liability Company Agreement of the Company dated effective as of December 21, 2004, as amended from time to time (the “LLC Agreement”), the terms of which are incorporated herein by reference. Defined terms not otherwise defined herein shall have the meanings assigned to them in the LLC Agreement. Copies of the LLC Agreement are on file in the principal offices of the Company at 5800 Tennyson Parkway, Plano, Texas 75024.
The Holder, by accepting this Certificate, is deemed to have agreed to comply with and be bound by the limitations of the membership interests evidenced hereby, as provided in the LLC Agreement.
The membership interests of the Holder in the Company are transferable only in accordance with the LLC Agreement. This Certificate must, in the event of a transfer of all or any portion of the membership interests in the Company, be surrendered to the Company for cancellation, whereupon a replacement Certificate(s) will be issued to the transferee, in accordance with the provisions of the LLC Agreement.
THE MEMBERSHIP INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS.
IN WITNESS WHEREOF, the undersigned has caused this Certificate for Interest to be executed on the date first above written

LAS CRUCES MEDICAL CENTER, LLC

By

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ADDENDUM
Effective as of 12:01 a.m. (Eastern Standard Time) on January 1, 2006 (the “Effective Date”), Triad Hospitals, Inc. (“Triad”) assigned, transferred and conveyed its 100% limited liability company interest in Las Cruces Medical Center, LLC, a Delaware limited liability company (“LLC”), to Tennyson Holdings, Inc. (“Holdings”), whereupon Holdings became the sole member of LLC. Attached hereto is a copy of the Limited Liability Company Agreement of LLC (the “Agreement”).
The undersigned hereby agrees to be bound by all of the terms and provisions of the Agreement, and further agrees that, from and after the Effective Date, all references in the Agreement to Triad as the sole member (the “Member”) shall be deemed to be references to Holdings as the Member.
IN WITNESS WHEREOF, Holdings has executed this Addendum on the 1st day of January, 2006.
TENNYSON HOLDINGS, INC.
By: /s/Rebecca Hurley
Name: Rebecca Hurley
Title: Senior Vice President, General Counsel and Secretary

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